UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2026

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, People’s Republic of China	072550
(Address of principal executive offices)	(Zip Code)

(86) 312-8698215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ITP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, IT Tech Packaging, Inc. (the “Company”) received notice from NYSE Regulation that the Company is not in compliance with the continued listing standards of NYSE American LLC (“NYSE American” or the “Exchange”) as a result of its failure to timely file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), and the Company subsequently failed to timely file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (together with the Form 10-K, the “Delayed Filings”). Accordingly, the Company is not in compliance with Sections 134 and 1101 of the NYSE American Company Guide (the “Company Guide”) and is subject to the procedures set forth in Section 1007 of the Company Guide.

Under Section 1007 of the Company Guide, a company that is unable to cure a filing delinquency within the initial six-month period of the maximum 12-month cure period is required to submit an extension request to the Exchange. On October 1, 2026, the Company submitted an extension request to NYSE Regulation, requesting additional time to regain compliance with the NYSE American continued listing standards. On October 7, 2026, the Company received a letter (the “Extension Notice”) from NYSE Regulation informing the Company that NYSE Regulation had accepted the extension request and granted the Company a plan period through April 15, 2027 (the “New Cure Deadline”) to complete the Delayed Filings and any subsequently delayed filings with the SEC.

NYSE Regulation staff will review the Company periodically for compliance with adherence to the milestones in the plan. If the Company does not make progress consistent with the plan during the plan period, or if the Company does not complete the Delayed Filings and any subsequently delayed filings with the SEC by the end of the maximum 12-month cure period on April 15, 2027, Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Company’s common stock will continue to be listed and traded on NYSE American during the plan period pursuant to the extension, subject to the Company’s compliance with the plan and other applicable continued listing requirements, and will continue to bear a late filer (“.LF”) indicator until the filing delinquency is cured. The Company is working diligently to complete the Delayed Filings and currently expects to file them on or before the New Cure Deadline; however, there can be no assurance that the Delayed Filings will be completed within such period or that the Company will regain compliance with the NYSE American continued listing standards.

On October 9, 2026, as required by Sections 402 and 1009(e) of the Company Guide, the Company issued a press release announcing that it is not in compliance with the NYSE American continued listing standards and that its listing is being continued pursuant to an extension, and disclosing the New Cure Deadline. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the Company’s ability and expected timing to complete the Delayed Filings and any subsequently delayed filings by April 15, 2027, to make progress consistent with its plan, to regain compliance with the NYSE American continued listing standards, and for the Company’s common stock to remain listed on NYSE American. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. These statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially from those expressed or implied. Further information regarding these and other risks is included in the Company’s filings with the SEC, including the “Risk Factors” section of its most recently filed Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated October 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: October 9, 2026	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

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